Exhibit 10.5

CONVENTION DE TRANSACTION

ENTRE :	Manugistics Benelux S.A., société de droit belge, ayant son siége social rue du Long Thier 33, 4500 Huy, Belgique représentée par son Directeur Général, Monsieur Jean Marie Arnould

ci-aprés dénommée “Manugistics”,

ET :	Monsieur Jean-Claude Walravens, demeurant Route Gouvernementale 110, 1950 Kraainem, Belgique ci-aprés dénommé “Monsieur Walravens”,

ci-aprés dénommés “les Parties” ;

IL EST PREALABLEMENT EXPOSE CE QUI SUlT :

Monsieur Walravens a, par contrat à durée indéterminée daté du lbr décembre 1999, été engagé par Manugistics à partir du 6 décembre 1999.

Manugistics a décidé, le 31 août 2005, de rompre le contrat de travail liant les Parties moyennant le paiement d’une indemnité de préavis.

Les parties conviennent de conclure la présente convention par laquelle elles entendent régler définitivement et irrévocablement les conditions et les modalités de leur relation de travail et de la fin de cette relation de travail.

IL EST CONVENU CE QUI SUlT :

Article 1 – Convention de transaction

Les Parties conviennent expressément que la présente convention constitue une transaction dans le sens de l’article 2044 du Code Civil.

Article 2 – Paiements à l’occasion de la rupture du contrat de travail

2.1

Dans les 10 jours suivant la signature de la présente convention, Manugistics paiera, pour solde de tout compte, à Monsieur Walravens les montants suivants :

a)              le pécule de vacances de départ conformément aux dispositions légales belges applicables ;

b)             une indemnité compensatoire de préavis d’un montant brut de 12.384 EUR ; du montant de l’indemnité compensatoire de préavis sera déduit un montant de 1204.74 EUR, à savoir le salaire du mois de septembre qui a été payé indment par Manugistics ;

2.2

Manugistics s’engage à contacter immédiatement son secrétariat social afin de calculer les montants nets correspondant aux montants bruts précités aprés déduction des contributions de sécurite sociale et du precompte professionnel et de préparer les documents soclaux, qui seront délivrés à Monsieur Walravens le plus rapidement possible.

Article 3 – Contribution à l’assurance-groupe

Manugistics palera un montant égal à 11.500 EUR directement à l’assurance-groupe, à condition que la compagnie d’assurance accepte un tel paiement.

Article 4 – Voiture de société

Manugistics est d’accord sur le fait que Monsieur Walravens continue à utiliser la voiture de société jusqu’au 30 mars 2007.

Manugistics continuera à payer l’essence de cette voiture de société, à concurrence d’un montant de 416,66 EUR par mois.

L’assurance de la voiture est maintenue. En cas d’accident, Monsieur Walravens s’engage à payer toute franchise due.

Article 5 – Droit à exercer les (( vested )) stock options pour le délai de ces options

Monsieur Walravens peut continuer à exercer tous les stock options qui étalent (( vested )) au moment de son licenciement, pour le délai de ces options.

Les stock options suivants étaient ((vested )) au moment du licenciement de Monsieur Walravens :

		NOMBRE DE ((VESTED AND
NUMERO DU PLAN	PRlX DES STOCK OPTIONS	EXERCISABLE)) STOCK OPTIONS

00011679	6,5450 USD	40,333

00011782	2,585 USD	2,250

009850	5,5155 USD	6,000

E0000017	5,55 USD	29

E0000018	5,55 USD	25,029

E0000368	5,55 USD	29

E0000820	5,55 USD	15,500

TR000692	3,98 USD	12,000

		101,170

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Article 6 - Obligations de Monsieur Walravens

6.1

Monsieur Walravens s’engage à restituer à Manugistics tout le matériel, tous les documents et autres objets appartenant à Manugistics ou au groupe dont Manugistics fait partie, avant le [5 octobre 2005].

Cependant, Monsieur Walravens restituera la voiture de société au plus tard le vendredi 30 mars 2007.

6.2

Dans le cadre de son emploi au sein de Manugistics, Monsieur Walravens a acquis des informations confidentielles relatives aux activités de Manugistics, au groupe dont Manugistics fait partie et à ses clients.

Monsieur Walravens observera et maintiendra la plus grande discretion concernant les informations confidentielles dont il a pu avoir pris connaissance dans le cadre de son contrat de travail et n’utilisera pas ces informations confidentielles à son propre bénéfice ou au bénéfice d’une tierce partie et ne communiquera aucune information confidentielle à des personnes non autorisées.

6.3

Monsieur Walravens s’engage à s’abstenir de tout acte de concurrence déloyale et/ou de complicité a de tels actes à I’égard de Manugistics.

Article 7 – Renonciation aux droits par Monsieur Walravens

Suite à la signature de la présente convention, et moyennant I’exécution des obligations sous celle-ci, Monsieur Walravens reconnait qu’il a été entierement indemnisé en ce qui concerne tous les droits quels qu’ils soient, provenant ou résultant, directement ou indirectement, de son emploi auprès de Manugistics et/ou de la fin de cet emploi et/ou de son emploi auprés de toute autre société du groupe dont fait partie Manugistics.

Monsieur Walravens renonce, de manière irrévocable et inconditionnelle, à toutes les demandes et droits qu’il peut faire valoir, sous les lois de n’importe quelle juridiction, à l’égard :

(a) de Manugistics, de ses directeurs et/ou employés et/ou ;

(b) d’autres sociétés du groupe dont fait partie Manugistics, de leurs directeurs et/ou employés;

quelle que soit la nature de ces droits et actions, connus ou inconnus au moment de la signature du présent contrat, et qui résultent, directement ou indirectement, de son emploi auprès de Manugistics et/ou de toute autre société du groupe dont fait partie Manugistics et/ou de la fin de cet emploi.

Article 8 – Renonciation

Les parties renoncent à se prévaloir de toute erreur de fait ou de droit et de toute omission relative à I’existence ou à l’étendue de ces droits.

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Article 9 - Confidentialité du règlement

Les parties s’engagent à ne pas dévoiler ou discuter la nature et le contenu de la présente convention ou de ses négociations, sauf pour exercer leurs droits inclus ou, le cas échéant, lorsqu’ une révélation est exigée par le droit applicable.

Article 10 - Convention unique entre les parties

La présente convention constitue I’entière convention entre parties et se substitue à toute convention antérieure, à toute proposition orale ou écrite ainsi qu’à toute négociation, conversation ou discussion entre les Parties.

Monsieur Walravens reconnaît ne pas avoir été induit à signer la présente convention par des promesses ou des déclarations, orales ou écrites, qui ne sont pas expressement incluses dans la présente convention.

Article 11 - Droit applicable

La présente convention est soumise aux lois belges. Tout litige sera soumise aux juridictions belges.

*   *   *

Fait le 5 octobre 2005, à Bruxelles, en deux originaux, chacune des parties reconnaissant avoir reçu son exemplaire.

lu et approuvé

/s/ Jean Marie Amould	/s/ Walravens
Pour Manugistics (*)	Monsieur Walravens (*)
Jean Marie Amould
Directeur Général

(*) La signature des parties doit étre précédée des termes “lu et approuvé”. Veuillez parapher chaque page.

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DRAFT SETTLEMENT AGREEMENT

FOR TRANSLATION PURPOSES ONLY

29 September 2005

TERMINATION AGREEMENT

BETWEEN :	Manugistics S.A. a company duly incorporated under the laws of Belgium, having its principal place of business at [ ];

Represented by [Mrs/Mr ], in [her/his] capacity of [ ]:

Hereinafter referred to as “Manugistics”;

AND :	Mr Jean-Claude Walravens, residing at Clos Manuel n 11, 1150-Brussels (Belgium);

Hereinafter referred to as “Mr Walravens”,

Hereinafter jointly referred to as “the Parties”;

WHEREAS:

Manugistics and Mr Walravens have entered into an employment relationship for an indefinite duration on 6 December 1999, formalised in a written employment contract on 1 December 1999.

Manugistics decided to terminate the employment contract of Mr Walravens on 31 August 2005 through payment of an indemnity in lieu of notice.

The Parties hereto have entered into this agreement in order to settle any and all issues concerning and/or relating to the employment relationship of Mr Walravens and the termination thereof.

IN HAS BEEN AGREED AS FOLLOWS:

Article 1- Settlement agreement

Parties expressly agree that this agreement is a settlement agreement in the sense of article 2044 of the Belgian Civil Code.

Article 2 - Payments at the end of employment relationship

2.1.

At the occasion of the termination of the employment contact between Manugistics and Mr Walravens , and within [                 ] days following the signing of the present agreement, the following amounts will be paid to Mr Walravens ;

(a)                                  leave vacation pay in accordance with the applicable Belgian law provisions;

(b)                                 an Indemnity in lieu of notice, i.e. a gross amount of 12,384 EUR: from this indemnity in lieu of notice will be deducted an amount of [               ] EUR, i.e. salary for September 2005 that Manugistics paid to Mr Walravens by mistake;

2.2.

Manugistics will immediately instruct its payroll office to calculate the net amounts corresponding to the abovementioned gross amounts taking into account tax withholdings and mandatory social security contributions and to prepare the social documents which will be delivered to Mr Walravens without delay.

Article 3 - Payment to the group insurance

Manugistics will pay an amount of 11,500 EUR directly to the group insurance, provided the insurance company accepts such payment.

Article 4 - Company car

Manugistics agrees that Mr Walravens can continue to use his company car untill 30 March 2007.

Mr Walravens is entitled to fuel for his company car to the amount of 416.66 EUR per month.

The Insurance for the company car is continued in case of an accident, Mr Walravens is liable to personally expense any franchise that might be due.

Article 5 - Rights to exercise vested stock options for the term of the options

Mr Walravens is entitled to exercise all stock options that were vested at the time of termination of his employment contract, for the term of these options.

The following stock options were vested at the time of termination of the employment contract:

		AMOUNT OF VESTED AND
STOCK OPTION PLAN NUMBER	STOCK OPTION PRICE	EXERCISABLE STOCK OPTIONS

00011679	6,5450 USD	40,333

00011782	2,585 USD	2,250

009850	5,5155 USD	6,000

E0000017	5,55 USD	29

E0000018	5.55 USD	25029

E0000368	5,55 USD	29

E0000820	5,55 USD	15,500

TR000692	3,98 USD	12,000

		101,170

Article 6 – Obligations of Mr Walravens

6.1

No later than [                         ], Mr Walravens will have returned or will return to Manugistics all material, documents and goods, belonging to Manugistics.

However, the company car will be returned to Manugistics [Belgium/France] no later than Friday 30 March 2007.

6.2

In the light of his employment with Manugistics, Mr Walravens has acquired confidential information regarding the activities of Manugistics, the group which Manugistics belongs and its clients.

Mr Walravens shall keep and shall hold in confidence all confidential information of which he may have had knowledge at the occasion of his employment and will not use this confidential information for his own or any third party’s benefit and will not communicate any confidential information to a non-authorized person.

6.3

Mr Walravens will not participate in unlawful competition and/or complicity to such acts towards Manugistics.

Article 7 – Waiver of rights by Mr Walravens

As a result of the conclusion of this Agreement, and subject only to the performance by Manugistics of its obligations under this agreement, Mr Walravens recognises that he is fully indemnified concerning all rights whatsoever directly or indirectly arising out of, resulting from or associated with his employment agreement and the termination thereof with Manugistics and/or against any other company belonging or having belonged to the Manugistics group.

Mr Walravens hereby irrevocably and definitively waives and puts an end to any and all claims, rights, proceedings or remedies whatsoever against:

(a)                                  Manugistics, its directors or employees, and/or;

(b)                                 any other company of the group to which Manugistics belongs, or directors or employees thereof;

whether outstanding, accruing or contingent, resulting, directly or indirectly, from its employment with Manugistics or any other company of the group to which Manugistics belongs, and the termination thereof.

Article 8 – Renunciation

Parties moreover renounce to invoke any factual or legal error or any omission concerning the existence or the extent of their rights.

Article 9 - Confidentiality of the settlement agreement

Parties will not disclose or discuss the nature and contents of this agreement, nor of the negotiations having lead to this agreement, except to exercise their respective rights contained herein or if disclosure is required under applicable law.

Article 10 - Sole agreement between Parties

This agreement constitutes the entire agreement of the parties with respect to the subject matter hereof, and supersedes all previous agreements as well as all proposals, oral or written, and all negotiations, conversations or discussions hereto between the parties related to this agreement.

Mr Walravens acknowledges that he has not been induced to enter into this agreement by any promises or statements, oral or written, not expressly contained herein.

Article 11 - Applicable law

This agreement will be governed and controlled in accordance with Belgian law.  Any controversy or claim arising out of or relating to this agreement or the breach thereof, shall be brought before the courts of Belgium.

Executed at [               ], on [     ] 2005, in two original counterparts, each party acknowledging having received its counterpart.

For Manugistics (*)	Mr Walravens (*)
[name and function]

(*)                                 The signatures must be preceded by the hand-written words “read and approved”.  Please sign with your initials on every page.